SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 1, 2002
Date of Report (Date of Earliest Event Reported)

The China Fund, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	811-6651 (Commission File Number)	000000000 (IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

(212) 808-0500 (Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.

Pursuant to Regulation FD Rules 100-103, The China Fund, Inc. (the “Fund”) furnishes the February 2002 Monthly Update on the Fund by the Fund’s Investment Manager.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2002

By:	/s/ Ann M. Casey
Name: Ann M. Casey Title: Secretary

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The China Fund, Inc. (CHN) February 2002
In brief ...				at 31 January 2002

Net Asset Value per share*	US $15.66		China Fund NAV	MSCI Golden Dragon
Market Price*	US $13.33	1 month return*	3.7	-0.5
Premium/Discount*	14.8%	1 year return*	26.2	-21.6
Fund size*	US$157.7m
*Source: State Street Corporation/Martin Currie Inc

Manager’s commentary

China’s domestic stock markets were weak in January; the Shanghai ‘A’ and ‘B’ share indices fell by 9.2%% and 16.8% respectively. This had less to do with the economy slowing - which it is, though still growing at a respectable pace - than with the balance between the supply of new equity and the cash available to buy shares. Interest rates remain low, but the authorities’ increasingly strict regulation of the use of funds by banks and brokers has had the effect of reducing market liquidity. At the same time, public discussion of methods of selling the state’s holdings, in listed companies to bolster China’s under-funded pension schemes, revived fears of massive new equity supply. Taiwan, where your fund has a relatively high proportion of its investments, did the best of the China markets, rising by 10.4% as the prospects of a US economic recovery boosted the share prices of its many exporters.

The first effects of WTO were seen in falling prices - Tianjin Auto initiated another price war in the car market and corn prices slumped. January import figures are expected to show a jump in shipments of materials such as steel and synthetic fibres where import quotas have been abolished and tariffs reduced. This will tend to exacerbate deflationary pressures (December CPI fell by 0.3% year-on-year). This is good news for consumers, but not producers. As with garment makers and the gradual wind-down of the multi-fibre agreement quota system, the benefits for manufacturers will take longer to emerge. The next effects of WTO to surface should be a host of announcements from multi-nationals taking stakes in previously protected industries, such as finance and telecommunications, as soon as the detailed rules are published. This would result in a flood of capital into China, but put increasing pressure on weak incumbents.

Investment stategy

Your fund is 93.5% invested with holdings in 50 companies. We have a relatively high weighting in Taiwan (36.4%) where we believe there are many well-run companies, trading at low prices, which will be able to benefit disproportionately from the development of the Chinese economy. Overall, we continue to favour private sector companies, where we believe the interests of management and portfolio investor are most closely aligned. There is certainly an ‘entrepreneur risk’, especially with newly listed Chinese private sector enterprises who are unaware of what is expected from a publicly-listed company. However, we believe this is better than the alternative: state-owned companies, where managers often have limited control and motivation, which can be called to do "national service" against the best interests of minority shareholders and which have an overhang of state shares to be sold.

We took advantage of the sell-down of the so-called ‘P’ shares to invest in Wah Sang Gas, and add to the position in China Rare Earth. We took profits on stocks where we felt the recent share price run had discounted growth prospects, such as Lite-on IT , Kinpo, V-Tech and Huaneng Power. We also sold the defensive Taiwan Secom. In our small ‘B’ share portfolio, we swapped Eastcom for the autoparts company, Wuxi Weifu.

In January the trust launched a website at http://www.chinafundinc.com. It is part of the board’s commitment to keeping shareholders and advisers informed of the progress of the fund. The site includes:

†	Background information on the fund
†	Performance data
†	Who’s who, including managers’ biographies
†	Details of how to invest
†	Contact information, if you have any questions or want more information
†	Links to other websites holding information on The China Fund, Inc.
†	A document library, including reports and back issues of this monthly update.

Please visit the site and tell us what you think. The directors and managers would welcome your ideas for additional information we might include. Simply contact webmaster@martincurrie.com

Also the fund’s annual general meeting will take place from 10am on 7th March in the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York 10166-0153. We urge all shareholders to attend and meet the board of directors and management.

Chris Ruffle

Fund details*

Market cap		$135m
Shares outstanding	10,073,173 shares
Exchange listed		NYSE
Listing date		July 10, 1992
Investment manager	Martin Currie Inc
Direct investment
manager	Asian Direct Capital Management

15 largest listed investments* (49.9%)

Taipei Bank	Financials	6.2
TCL International	Information Technology	4.6
Chunghwa Telecom	Telecommunications	4.5
Yanzhou Coal Mining	Energy	4.5
Phoenixtec Power	Electronics	4.0
Chinadotcom	Information Technology	3.5
Zhejiang Expressway	Utilities	3.0
Ho Tung Chemical	Materials	2.8
TPV Technology	Information Technology	2.7
Pacific Construction	Consumer Discretionary	2.5
Shangri-La Asia	Consumer Discretionary	2.4
Polaris Securities	Financials	2.4
Shanghai Friendship Group	Consumer Staples	2.3
Want Want Holdings	Consumer Staples	2.3
Synnex Technologies	Consumer Discretionary	2.2

Sector allocation*

	% of	MSCI Golden
	net assets	Dragon %

Information Technology	14.6	25.8
Financials	11.7	29.3
Consumer Staples	11.4	0.4
Consumer Discretionary	10.0	5.4
Other	10.7	-
Industrials	8.6	18.2
Materials	6.5	3.4
Energy	6.4	1.4
Telecoms	6.4	9.3
Utilities	4.7	6.7
Health Care	2.5	0.1
Cash	6.5	-
Total	100.0	100.0

Asset allocation* (%)

Direct investments*

A-S China Plumbing Products		Sanitary Ware	2.6%
Moulin International (2004 CB)		Optical Frames	1.3%
New World Sun City		Property	0.4%

Performance* (in US$ term)

As at 31 January 2002		NAV	Market price
		%	%

One month		3.7%	7.3%
Calendar year to date		3.7%	7.3%
3 years **		20.9%	24.8%

Dividend history*

US$	Ex date

0.1321	12/31/01
0.1110	12/28/99
0.0780	12/23/98
0.5003	12/23/97
0.0834	12/27/96
0.0910	12/31/95
0.6099	12/31/94
0.9103	12/31/93
0.0550	12/31/92
Fund performance†

	One	Three	Year	One	Three		Five		Since
	month	months	to date	year	years		years		launch#

The China Fund, Inc.	3.7	19.9	3.7	26.2	20.9	**	0.4	**	3.3	**
MSCI Golden Dragon	-0.5	23.5	-0.5	-21.6	1.1		-6.5		-
Hang Seng Chinese Enterprise Index	8.9	2.6	8.9	20.5	11.1		-14.7		-

Source: * State Street Corporation / MC Inc. # The Fund was launched on July 10, 1992. **Annualized return Market price is used as reinvest NAV for performance calculations

Performance in perspective

The portfolio - in full					at 31 January 2002

Sector	Company (code)	Price		Holding	Value $	% of
						portfolio
Hong Kong 41.3%
TCL International Holdings Ltd	1070.HK	HK	$1.4	39,318,000	7,259,266	4.6%
Yanzhou Coal Mining Co.	1171.HK	HK	$2.9	19,000,000	7,064,646	4.5%
Zhejiang Expressway Co., Ltd	0576.HK	HK	$1.9	19,814,000	4,776,049	3.0%
TPV Technology, Ltd	0903.HK	HK	$3.4	9,764,000	4,225,133	2.7%
Shangri-La Asia, Ltd	0069.HK	HK	$5.8	5,000,000	3,750,289	2.4%
China Petroleum & Chemical, Corp	0386.HK	HK	$1.2	22,700,000	3,405,262	2.2%
Brilliance China Automotive Holdings, Ltd	1114.HK	HK	$1.4	19,300,000	3,365,387	2.1%
Fountain Set (Holdings) Ltd	0420.HK	HK	$1.5	15,250,000	2,952,471	1.9%
Asia Satellite Telecommunications Holdings, Ltd	1135.HK	HK	$13.6	1,693,000	2,941,271	1.9%
Huaneng Power International, Inc.	0902.HK	HK	$5.3	4,418,000	3,030,528	1.9%
China Rare Earth Holdings, Ltd	0769.HK	HK	$1.9	11,797,000	2,828,473	1.8%
Beijing Capital International Airport Co., Ltd	0697.HK	HK	$1.9	10,384,000	2,569,572	1.6%
Chaoda Modern Agriculture	0682.HK	HK	$2.2	8,500,000	2,397,620	1.5%
Global Bio-chem Technology Group Co., Ltd	0809.HK	HK	$2.5	7,000,000	2,198,887	1.4%
China Overseas Land & Investment, Ltd	0688.HK	HK	$1.0	16,500,000	2,073,237	1.3%
LifeTec Group, Ltd	1180.HK	HK	$0.2	65,346,000	1,792,964	1.1%
Wah Sang Gas	8035.HK	HK	$0.8	16,998,000	1,634,549	1.1%
China Travel	308.HK	HK	$1.7	7,218,000	1,610,293	1.0%
Global Tech (Holdings) Ltd	0069.HK	HK	$0.4	26,000,000	1,266,764	0.8%
Chen Hsong Holding, Ltd	0057.HK	HK	$1.4	6,630,000	1,207,093	0.8%
Arcontech, Corp	8097.HK	HK	$0.9	9,000,000	1,038,541	0.7%
Sunway International Holdings	0058.HK	HK	$0.4	20,000,000	987,255	0.6%
Automated Systems Holdings, Ltd	0771.HK	HK	$2.1	1,752,000	460,497	0.3%
Jackin International	0630.HK	HK	$0.3	5,000,000	205,144	0.1%

Taiwan 36.4%
Taipei Bank	2830.TW	NT	$28.0	12,115,400	9,708,964	6.2%
Chunghwa Telecom Co., Ltd	2412.TW	NT	$50.5	4,908,000	7,093,703	4.5%
Phoenixtec Power Co., Ltd	2411.TW	NT	$29.0	7,595,000	6,303,806	4.0%
Ho Tung Chemical, Corp	1714.TW	NT	$20.1	7,732,950	4,448,549	2.8%
Pacific Construction Co., Ltd	2506.TW	NT	$4.1	32,841,000	3,872,493	2.5%
Polaris Securities Co., Ltd	6011.TWO	NT	$16.2	8,042,000	3,728,689	2.3%
Synnex Technologies International, Corp	2347.TW	NT	$48.1	2,484,000	3,419,588	2.2%
Choice Lithograph, Inc	9929.TW	NT	$18.5	6,273,000	3,321,422	2.1%
China Synthetic Rubber, Corp	2104.TW	NT	$11.7	9,919,440	3,307,426	2.1%
Bank Sinopac	2839.TW	NT	$15.0	7,000,000	2,995,134	1.9%
Advantech Co., Ltd	2395.TW	NT	$103.5	959,100	2,841,066	1.8%
Lian Hwa Foods	1231.TW	NT	$15.7	4,059,000	2,091,686	1.3%
Tong Yang	1319.TW	NT	$14.4	3,519,000	1,450,303	0.9%
Ability Enterprise Corp	2374.TW	NT	$29.4	1,700,000	1,430,452	0.9%
Inventec	2356.TW	NT	$31.7	1,526,000	1,384,493	0.9%

B shares 5.3%
Shanghai Friendship Group Co., Inc	900923.SS	US	$1.0	3,530,000	3,611,190	2.3%
Luthai Textile Co., Ltd	200726.SZ	HK	$8.3	1,999,869	2,120,537	1.3%
Shanghai Matsuoka, Co	900955.SS	US	$1.7	981,850	1,658,345	1.0%
Weifu High Technology	200581.SZ	HK	$6.2	1,178,550	941,401	0.7%

New York 3.5%
Chinadotcom, Corp	China.O	US	$3.2	1,700,000	5,559,000	3.5%

Direct 4.3%
A-S China Plumbing Products, Ltd				450	4,178,250	2.6%
Moulin International Holdings, Ltd (2004 CB)				2,000,000	2,002,750	1.3%
New World Sun City, Ltd				83	608,787	0.4%

Singapore 2.7%
Want Want Holdings, Ltd	WANT.SI	US	$1.9	1,900,000	3,610,000	2.3%
Asia Dekor Holdings, Ltd	ADEK.SI	US	$0.1	7,374,000	737,400	0.4%

Cash 6.5%

Objective

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, "China companies" are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; and (iii) companies organized in China. Under the new policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund's assets as set out in the Fund's prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People's Republic of China.

Contacts

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
http://www.chinafundinc.com

Important Information: This newsletter is issued by Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. Regulated by the FSA and registered with the Securities Exchange Commission as an investment adviser. Information herein is believed to be reliable but has not been verified by Martin Currie Inc. Martin Currie Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. This newsletter does not constitute an offer of shares. Martin Currie Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies, or financial instruments referred to herein. Investors are advised that they will not generally benefit, from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the Financial Services Authority for the protection of investors nor benefit from the United Kingdom Financial Services Compensation Scheme nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom. Please remember that past performance is not necessarily a guide to the future. Market and currency movements may cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.